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                                                                     EXHIBIT 4.1



NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT CANNOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE WARRANT OR STOCK UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                                     WARRANT

        TO PURCHASE SERIES D CONVERTIBLE PREFERRED STOCK OR COMMON STOCK,
                             AS SET FORTH BELOW, OF

               WORLD COMMERCE ONLINE, INC., A DELAWARE CORPORATION

            EXPIRING AT THE END OF THE OPTION PERIOD (DEFINED BELOW)

         This Is To Certify That Interprise Technology Partners, L.P. ("INTERPRISE" or the "HOLDER") or registered assigns, is entitled to purchase from World Commerce Online, Inc., a Delaware corporation (the "COMPANY"), at any time until 5 P.M. Eastern Time, on August 14, 2005 (the "OPTION PERIOD") but not thereafter, at an exercise price per share as set forth below, such number of fully paid and non-assessable shares of the Company (the shares issuable pursuant to this warrant are referred to as "WARRANT SHARES"), as set forth below, subject to adjustment as hereinafter provided.

         ss.1. Exercise of Warrant.

         (a) Exercise by Payment. To exercise this Warrant in whole or in part, the holder hereof shall deliver to the Company at its principal office in Orlando, Florida, (a) a written notice, in substantially the form of the Subscription Notice appearing at the end of this Warrant, of such holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (b) a certified check drawn on, or official bank check, payable to the Company in an amount equal to the multiple of the Exercise Price (as adjusted) and the number of


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Warrant Shares being purchased, and (c) this Warrant. The Company shall as promptly as practicable, and in any event within 20 days thereafter, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of Warrant Shares specified in such notice. The stock certificate or certificates so delivered shall be in the denomination of 100 shares each or such lesser or greater denomination as may be specified in such notice and shall be issued in the name of such holder or such other name as shall be designated in such notice. Such certificate or certificates shall be deemed to have been issued and such holder or any other person so designated to be named therein shall be deemed for all purposes to have become a holder of record of such Warrant Shares as of the date such notice is received by the Company as aforesaid. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said certificate or certificates, deliver to such holder a new Warrant evidencing the rights of such holder to purchase the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant, or, at the request of such holder, appropriate notation may be made on this Warrant and the same returned to such holder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issue and delivery of such stock certificates and new Warrants, except that, in case such stock certificates or new Warrants shall be registered in a name or names other than the name of the holder of this Warrant, funds sufficient to pay all stock transfer taxes that are payable upon the issuance of such stock certificate or certificates or new Warrants shall be paid by the holder hereof at the time of delivering the notice of exercise mentioned above.

         (b) Deleted.

         (c) Valid Issuance. All shares of stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable and, if the class or series of Warrant Shares is then listed on a national securities exchange, shall be duly listed thereon.

         (d) Exercise Price.

             (i) If the class of Warrant Shares is Series D Convertible Preferred Stock, par value $.001 ("SERIES D PREFERRED STOCK"), the exercise price per Warrant Share (the "EXERCISE PRICE") shall be the lesser of:

                 (A) $8.00 based on each share of Series D Preferred Stock being initially convertible into one share of Common Stock, par value $.001, subject to adjustment as set forth in this Warrant; or

                 (B) the price per share of Series D Preferred Stock issued in an investment of no less than $10,000,000 in Series D Preferred Stock that closes



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

prior to February 14, 2001 (an investment of no less than $10,000,000 in Series D Preferred Stock that closes prior to February 14, 2001 is referred to as a "QUALIFIED SERIES D INVESTMENT"), subject to adjustment as set forth in this Warrant.

             (ii) If the class of Warrant Shares is Common Stock, par value $.001 ("COMMON STOCK"), then the Exercise Price shall be as set forth in Section 1(e) below, subject to adjustment as set forth in this Warrant.

         (e) Number and Class of Warrant Shares. The number and class of shares of Warrant Shares shall be determined as follows:

             (i) Number, Generally. The total number of Warrant Shares shall equal the quotient obtained by dividing $900,000 by the Exercise Price, as adjusted pursuant to this Warrant. The Warrant shall vest in accordance with
Section 1(f) below.

             (ii) Determination of Number and Class of Warrant Shares.

                 (A) In the event that the holder exercises this Warrant after a Qualified Series D Investment, then this Warrant shall be exercisable for Series D Preferred Stock.

                 (B) Notwithstanding Section 1(e)(ii)(A) above, in the event that the holder exercises this Warrant after a Qualified Series D Investment, but all or any portion of the Company's Series D Preferred Stock has then been redeemed or converted into shares of the Company's Common Stock in accordance with the Company's Certificate of Incorporation, then this Warrant shall be exercisable for that number of shares of the Company's Common Stock equal to the number of shares of the Common Stock that would have been received if this Warrant had been exercised in full and the Series D Preferred Stock received thereupon had been converted immediately prior to such event, and the Exercise Price shall be adjusted to equal the quotient obtained by dividing (x) the aggregate Exercise Price of the maximum number of shares of Series D Preferred Stock for which this Warrant was exercisable immediately prior to such conversion or redemption, by (y) the number of shares of Common Stock for which this Warrant is exercisable immediately after such conversion or redemption.

                 (C) In the event that the holder exercises this Warrant after the closing of a Common Qualified Investment (as defined below), then this Warrant shall be exercisable for that number of shares of the Company's Common Stock equal to the quotient obtained by dividing (x) $150,000 plus (y) $75,000 for each $500,000 of the Loan Amount advanced by Interprise to the Company pursuant to the Loan and Pledge Agreement of even date hereof between Interprise and the Company (the "LOAN AGREEMENT") by the lesser of $8 or the price per share of the Common Stock issued in the Common Qualified Investment (subject to



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adjustment for any stock split, consolidation or reorganization of the Common
Stock or the issuance of any stock dividends in Common Stock, and subject to adjustment as per Section 7 below), and the Exercise Price shall be adjusted to equal the lesser of $8 or the price per share of the Common Stock issued in the Common Qualified Investment (subject to adjustment for any stock split, consolidation or reorganization of the Common Stock or the issuance of any stock dividends in Common Stock, and subject to adjustment as per Section 7 below). For purposes of this Warrant, the term "COMMON QUALIFIED INVESTMENT" shall mean an underwritten public offering, pursuant to an effective registration statement under the Securities Act of 1933 as amended, covering the offer and sale of Common Stock for the account of the Company in which the aggregate net proceeds to the Company equal at least $10,000,000 and that closes prior to February 12, 2001 (each of the Series D Qualified Investment and Common Qualified Investment investments is referred to as a "QUALIFIED INVESTMENT").

                 (D) In the event that the holder exercises this Warrant after February 14, 2001 and there has not been a Qualified Investment, then this Warrant shall be exercisable for that number of shares of the Company's Common Stock equal to the quotient obtained by dividing (x) $150,000 plus (y) $75,000 for each $500,000 of the Loan Amount advanced by Interprise to the Company pursuant to the Loan Agreement, by $4 (subject to adjustment for any stock split, consolidation or reorganization of the Common Stock or the issuance of any stock dividends, and subject to adjustment as per Section 7 below), and the Exercise Price shall be adjusted to $4.

         (f) Vesting. The Warrant shall vest as follows:

                 (A) Upon signing of this Warrant, the number of Warrant Shares shall equal the quotient obtained by dividing $150,000 by the Exercise Price upon exercise.

                 (B) For each $500,000 of the Loan Amount advanced by Interprise to the Company pursuant to the Loan Agreement, an additional number of Warrant Shares shall vest, equal to the quotient obtained by dividing $75,000 by the Exercise Price upon exercise.

The number of vested Warrant Shares can be expressed in a mathematical formula as follows:

    $150,000 + [$75,000 for each $500,000 advanced under the Loan Agreement]
--------------------------------------------------------------------------------
                               The Exercise Price

Then number of vested Warrant Shares is subject to adjustment as provided in this Warrant, including as provided in Section 1(e)(ii).



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         (g) Fractional Shares. The Company shall not be required upon any exercise of this Warrant to issue a certificate representing any fraction of a Warrant Share, but, in lieu thereof, shall pay to the holder of this Warrant cash in an amount equal to a corresponding fraction (calculated to the nearest 1/100 of a share) of the market value of one Warrant Share as of the date of receipt by the Company of notice of exercise of this Warrant, as determined in good faith by the Board of Directors of the Company.

         (h) This Warrant may be exercised, in whole or in part, in one or more exercises.

         ss.2. Transfer, Division and Combination.

         The Company agrees to maintain at its principal office in Orlando, Florida, books for the registration and transfer of the Warrants, and this Warrant and all rights hereunder are transferable, in whole or in parts, on such books at such office, upon surrender of this Warrant at such office, together with a written assignment of this Warrant duly executed by the holder hereof or his agent or attorney and funds sufficient to pay any stock transfer taxes payable upon the making of such transfer. Upon such surrender and payment the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be canceled. If and when this Warrant is assigned in blank, the Company may (but shall not be obliged to) treat the bearer hereof as the absolute owner of this Warrant for all purposes and the Company shall not be affected by any notice to the contrary. A Warrant may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

         This Warrant may be divided or combined with other Warrants upon presentation hereof at such principal office in Orlando, Florida, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the holder hereof or his agent or attorney. Subject to compliance with the preceding paragraph as to any transfer that may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

         The Company shall pay all expenses, taxes (other than stock transfer taxes) and other charges payable in connection with the preparation, issue and delivery of Warrants hereunder.

         ss.3.      Certain Covenants.

         The Company covenants and agrees that:



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               (a) it will at all times reserve and set apart and have, free from preemptive rights, a number of shares of authorized but unissued Common Stock sufficient to enable it at any time to fulfill all its obligations hereunder;

               (b) before taking any action that would cause an adjustment reducing the Exercise Price below the then par value of the shares of Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action that may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Exercise Price; and

               (c) it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company.

         ss.4. Notices.

         In case the Company proposes

               (a) to pay any dividend payable in stock (of any class or classes) or in Convertible Securities upon its Series D Preferred Stock or Common Stock or make any distribution (other than ordinary cash dividends) to the holders of its Series D Preferred Stock or Common Stock, or

               (b) to grant to the holders of its Series D Preferred Stock or Common Stock generally any rights or options, or

               (c) to effect any capital reorganization or reclassification of capital stock of the Company, or

               (d) to consolidate with, or merge into, any other corporation or to transfer its property as an entirety or substantially as an entirety, or

               (e) to effect the liquidation, dissolution or winding up of the Company,

then the Company shall cause notice of any such intended action to be given to all holders of record of outstanding Warrants not less than 30 days before the date on which the transfer books of the Company shall close or a record be taken for such stock dividend, distribution or granting of rights or options, or the date when such capital reorganization, reclassification, consolidation, merger, transfer, liquidation, dissolution or winding up shall be effective, as the case may be.



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         Any notice or other document required or permitted to be given or delivered to holders of record of Warrants shall be mailed first-class postage prepaid to each such holder at the last address shown on the books of the Company maintained for the registry and transfer of the Warrants. Any notice or other document required or permitted to be given or delivered to holders of record of Common Stock issued pursuant to Warrants shall be mailed first-class postage prepaid to each such holder at such holder's address as the same appears on the stock records of the Company. Any notice or other document required or permitted to be given or delivered to the Company shall be mailed first class postage prepaid to the principal office of the Company, at 9677 Tradeport Drive, Orlando, Florida 32837, or delivered to the office of one of the Company's executive officers at such address, or such other address within the United States of America as shall have been furnished by the Company to the holders of record of such Warrants and the holders of record of such Common Stock.

         ss.5. Limitation of Liability; Not Stockholders; Rights of the Holder.

         No provision of this Warrant shall be construed as conferring upon the holder hereof the right to vote or to consent or to receive dividends or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matter whatsoever as stockholders of the Company. No provision hereof, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the purchase price or as a stockholder of the Company, whether such liability is asserted by the Company, creditors of the Company or others.

         Without limiting the foregoing or any remedies available to the holder hereof, the holder will be entitled to specific performance of the obligations hereunder, and injunctive relief against actual or threatened violations of the obligations of any person subject to, this Warrant.

         Upon exercise of this Warrant, the holders of the Warrant Shares shall have and be entitled to exercise, together with all other holders of Registrable Securities possessing Registration Rights under the Registration Rights Agreement dated as of November 11, 1999 and all successor agreements (the "RRA"), the rights of registration granted under the RRA to Registrable Securities (with respect to the shares issued upon exercise of this Warrant).

         ss.6. Loss, Destruction, etc, of Warrants.

         Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, mutilation or destruction of any Warrant, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount



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as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Warrant, the Company will make and deliver a new Warrant, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. Any Warrant issued under the provisions of this
Section 6 in lieu of any Warrant alleged to be lost, destroyed or stolen, or of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company.

         ss.7. Adjustment.

               The number of Warrant Shares and the Exercise Price shall be subject to adjustment from time to time or upon exercise as provided in this
Section 7.

         (a) Split, Subdivision or Consolidation of Shares, Adjustment to Initial Conversion Ratio of Series D Preferred Stock.

             (i) If the Company shall split, subdivide or combine the securities as to which purchase rights exist under this Warrant, into a different number of securities of the same class, the number of Warrant Shares after such consolidation or subdivision will be increased or reduced, as the case may be, such increase or decrease, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective, and in each case, the Exercise Price shall be adjusted accordingly. The holder hereof will not be entitled to receive a fraction of a share of stock.

             (ii) At such time as the Company designates the Series D
Preferred Stock, if the initial conversion ratio between the Series D Preferred Stock and the Common Stock is not 1:1, the initial Exercise Price for the Series D Preferred Stock shall be adjusted proportionally as of the date of designation of the Series D Preferred Stock.

         (b) Stock Dividends. In the event that the holders of the securities as to which purchase rights under this Warrant exist shall have received or become entitled to receive, without payment therefor, other or additional stock or securities or property (other than cash) of the Company by way of dividend, then in each case, the this Warrant shall represent the right to acquire, in addition to the number of Warrant Shares indicated in the caption of this Warrant, and without payment of any additional consideration therefor, the amount of such other securities or property (other than cash) of the Company to which the holder hereof would have been entitled had this Warrant been exercised prior to the distribution of the dividend and had thereafter such holder retained such shares and/or all other additional stock available to it during the period prior to the exercise of this Warrant, giving effect to all adjustments called for in this Section 7, and in each case, the Exercise Price shall be adjusted accordingly.



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         (c) Merger or Reorganization, etc. If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into the property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section. If the per-share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors.

         (d) Adjustment of Number of Warrant Shares Upon Issuance of Additional Shares of Common. In the event that prior to the exercise of this Warrant, the Company shall issue Additional Shares of Common (as defined below) (including Additional Shares of Common deemed to be issued pursuant to Section 7(e)) without consideration or for a consideration per share less than the Exercise Price in effect on the date of and immediately prior to such issue, then and in such event, the holder shall, upon the exercise or conversion of this Warrant, be entitled to receive, without payment of any additional consideration therefor, the increased number of Warrant Shares equal to (x) $150,000, plus $75,000 for each $500,000 of the Loan Amount advanced by Interprise to the Company pursuant to the Loan and Pledge Agreement of even date hereof between Interprise and the Company, (y) divided by the product of the existing Exercise Price (as adjusted) and a fraction (i) the numerator of which is the sum of (A) the total number of shares of Common Stock issued and outstanding (on an as converted basis) plus (B) the number of Additional Shares of Common Shares that can be purchased at the existing Exercise Price for the total consideration received or deemed to be received for the issuance or deemed issuance of Additional Shares of Common and (ii) the denominator of which is the Common Stock issued and outstanding (on an as converted basis) plus the number of Additional Shares of Common issued or deemed to be issued in the new issuance or deemed issuance.



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         (e) Issue of Securities Deemed Issue of Additional Shares of Common --
Options and Convertible Securities. In the event that prior to the exercise of this Warrant, the Company shall issue any Options or Convertible Securities (as those terms are defined below) (other than Options or Convertible Securities which are not Additional Shares of Common) or shall fix a record date for the determination of holders of any class or series of securities entitled to receive any such Options or Convertible Securities, then the shares of Common issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, that in any such case in which Additional Shares of Common are deemed to be issued:

             (i) no further adjustment in the number of shares shall be made upon the subsequent issue of Convertible Securities or shares of Common upon the exercise of such Options or conversion or exchange of such Convertible Securities;

             (ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decreases in the number of shares of Common issuable, upon the exercise, conversion or exchange thereof, the number of shares computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, provided that no shares of Common have theretofore been issued with respect to such Options or Convertible Securities, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

             (iii) no readjustment pursuant to clause (ii) above shall have the effect of decreasing the number of shares to an amount which is less than the greater of (1) such number on the original adjustment date with respect to such deemed issuance of Additional Shares of Common, or (2) such number that would have resulted from any issuance of Additional Shares of Common between such original adjustment date and such readjustment date; and

             (iv) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any decrease in the consideration payable to the Company upon the exercise, conversion or exchange thereof, the number computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such decrease becoming effective, be recomputed to reflect such decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities.



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         (f) Special Definitions. For purposes of Sections 7(d) through (i), the following definitions shall apply:

             (i) "OPTION" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common or Convertible Securities.

             (ii) "COMMON" shall mean (i) the Company's presently authorized Common Stock as such class exists on the date of issuance of this Warrant, and
(ii) stock of the Company of any class or series thereafter authorized that ranks, or is entitled to a participation, as to assets or dividends, substantially on a parity with Common Stock.

             (iii) "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common.

             (iv) "ADDITIONAL SHARES OF COMMON" shall mean all shares of Common issued (or, pursuant to Section 7(e), deemed to be issued) by the Company after the date hereof and prior to the exercise of this Warrant, other than:

                  (A) options issued at an exercise price per share no less than $1.80 (as adjusted for stock splits, consolidations or stock dividends) to officers, employees or directors of the Company under any stock option plan adopted by the Board of Directors of the Company; provided, however, that any shares covered by such options or rights plus any such shares issued (without duplication as to shares issued under options) in excess of 2,277,750 shares of Common Stock as constituted on the date of issuance of this Warrant (as adjusted for stock splits, consolidations or stock dividends) shall be deemed to be Additional Shares of Common;

                  (B) shares issued as a dividend or distribution on Common Stock or any event for which adjustment is made pursuant to Sections 7(a) and
(b) hereof;

                  (C) shares issued upon conversion of Convertible Securities;
or

                  (D) shares issued by way of dividend or other distribution on
(1) shares excluded from the definition of Additional Shares of Common by the foregoing clauses (A) through (C) or (2) shares of Common so excluded under this clause (D).

         (g) No Adjustment of Number of Warrant Shares or Exercise Price. No adjustment in the number of Warrant Shares or Exercise Price shall be made in respect of the issuance of Additional Shares of Common unless the consideration per



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share for an Additional Share of Common issued or deemed to be issued by the
Company is less than the Exercise Price in effect on the date of, and immediately prior to, the issue of such Additional Share of Common.

         (h) Effect of "Split-up or "Split-down" on "deemed issued" shares. Upon the effective or record date for any subdivision or combination of the Common Stock of the character described in Section 7(a), including the issuance of a stock dividend which is treated as such a subdivision under Section 7(b), the number of the shares of Common Stock which are at the time deemed to have been issued by virtue of Section 7(e), but have not actually been issued, shall be deemed to be increased or decreased proportionately.

         (i) Computation of Consideration. For the purposes of this Section 7:

             (i) The consideration received by the Company upon the actual issuance of Additional Shares of Common shall be deemed to be the sum of the amount of cash and the fair value of property (as determined in good faith by resolution of the Board of Directors of the Company as at the time of issue or "deemed issue" in the case of the following paragraph (ii)) received or receivable by the Company as the consideration or part of the consideration (v) at the time of issuance of the Common, (w) for the issuance of any rights or options upon the exercise of which such Common was issued, (x) for the issuance of any rights or options to purchase Convertible Securities upon the conversion of which such Common was issued, (y) for the issuance of the Convertible Securities upon conversion of which such Common was issued, and (z) at the time of the actual exercise of such rights, options or conversion privileges upon the exercise of which such Common was issued, in each case without deduction for commissions and expenses incurred by the Company for any underwriting of, or otherwise in connection with the issue or sale of, such rights, options, Convertible Securities or Common, but after deduction of any sums paid by the Company in cash upon the exercise of, and pursuant to, such rights, options or conversion privileges in respect of fractional shares of Common; and

             (ii) The consideration deemed to have been received by the Company for Additional Shares of Common deemed to be issued pursuant to rights, options and conversion privileges by reason of transactions of the character described in Section 7(e) shall be the consideration (determined as provided in the foregoing paragraph (i)) that would be received or receivable by the Company at or before the actual issue of such shares of Common so deemed to be issued, if all rights, options and conversion privileges necessary to effect the actual issue of the number of shares deemed to have been issued had been exercised (successively exercised in the case of rights or options to purchase Convertible Securities), and the minimum consideration received or receivable by the Company upon such exercise had been received; all computed without regard to the possible future effect of anti-dilution provisions on such rights, options and/or conversion privileges.



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         (j) Statement of Adjustment. Whenever the number of Warrant Shares is adjusted pursuant to any of the foregoing provisions of this Section 7, the Company shall promptly prepare a written statement signed by the President of the Company, setting forth the adjustment, determined as provided in this Section, and in reasonable detail the facts requiring such adjustment and the calculation thereof. Such statement shall be filed among the permanent records of the Company and a copy thereof shall be furnished to the holder of this Warrant without request and shall at all reasonable times during business hours be open to inspection by holders of the Warrants.

         (k) Determination by the Board of Directors. All determinations by the Board of Directors of the Company under the provisions of this Section 7 shall be made in good faith.

         ss.8. Governing Law.

         This Warrant shall be governed by the laws of the State of Delaware, without giving effect to the rules respecting conflict of law.

         ss.9. Entire Agreement; Modification; Waiver. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter herein, and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Warrant shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Warrant shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by a duly authorized officer.

Dated:  August 14, 2000

                                    World Commerce Online, Inc.



                                    By /s/ Robert Shaw
                                       -----------------------------------------
                                       Robert Shaw, Chairman of the Board
                                       Chief Executive Officer

                               SUBSCRIPTION NOTICE

         The undersigned, the holder of the foregoing Warrant, hereby elects to exercise purchase rights represented by such Warrant for, and to purchase thereunder, __________ shares of the ____________________ Stock covered by such Warrant and herewith makes payment in full therefor of $__________ cash, and requests that certificates for such shares (and any securities or property deliverable upon such exercise) be issued in the name of and delivered to __________________________ whose address is
__________________________________________.



                                    --------------------------------------------

Dated:

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________ the rights represented by the foregoing Warrant of ____________________ and appoints __________________________ attorney to transfer said rights on the books of said corporation, with full power of substitution in the premises.


                                    --------------------------------------------

Dated:



NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.